SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 29, 1998

                        IMPERIAL CMB TRUST SERIES 1998-1 (as issuer under a Series 1998-1 Indenture dated as of January 29, 1998, providing for, among other things, the issuance of Collateralized Asset-Backed Bonds Series 1998-1)



                        IMPERIAL CMB TRUST SERIES 1998-1
                    ----------------------------------------
               (Exact name of Issuer as specified in its charter)

         DELAWARE                 333-38879                   33-0705301
----------------------------     -----------                --------------
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
of Incorporation)                 File Number)              Identification No.)


            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware                                 19890
            --------------------                               ---------
            (Address of Principal                             (Zip Code)
            Executive Offices)

Registrant's telephone number, including area code, is (714) 556-0122

Item 2.     Acquisition Or Disposition Of Assets.
            -------------------------------------

            For a description of the Bonds and the Mortgage Pool, refer to the Indenture.

Item 7.     Financial Statements, Pro Forma Financial Information And Exhibits.
            -------------------------------------------------------------------

            (a)      Not applicable

            (b)      Not applicable

            (c)      Exhibits:



                        ITEM 601(A) OF
                        REGULATION S-K
EXHIBIT NO.             EXHIBIT NO.               DESCRIPTION
-----------             -----------               -----------
         1                       99               Computational Materials--
                                                  Computational Materials (as
                                                  defined in Item 5) that have
                                                  been provided by the
                                                  Underwriter to certain
                                                  prospective purchasers of The
                                                  IMH Assets Corp.
                                                  Collateralized Asset-Backed
                                                  Bonds, Series 1998-1 (filed in
                                                  paper pursuant to the
                                                  automatic SEC exemption
                                                  pursuant to Release 33-7427,
                                                  August 7, 1997)

Item 5.           Other Events.
                  -------------

                  On or about January 29, 1998, the Registrant will cause the issuance and sale of approximately $362,836,189 initial principal amount of Collateralized Asset-Backed Bonds, Series 1998-1, Class A, Class M-1, Class M-2 and Class B (collectively, the "Bonds") pursuant to an Indenture, to be dated as of January 29, 1998, between Imperial CMB Trust Series 1998-1, as issuer, and Bankers Trust Company of California, N.A., as indenture trustee.

                  In connection with the sale of the Series 1998-1, Class A, Class M-1, Class M-2 and Class B (collectively, the "Underwritten Bonds"), the Registrant has been advised by Bear, Stearns & Co. Inc. (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-38879, which Computational Materials are being filed as exhibits to this report.

                  The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Bonds and by any other information subsequently filed with the Securities and Exchange Commission.

                  The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                  In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Bonds (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Bonds might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Bonds.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMH ASSETS CORP.



                                     By: /s/ Richard J. Johnson
                                        ------------------------------
                                     Name:  Richard J. Johnson
                                     Title: Chief Financial Officer

Dated: February 2, 1998

                                  EXHIBIT INDEX


               Item 601 (a) of            Sequentially
Exhibit        Regulation S-K             Numbered
Number         Exhibit No.                Description            Page
-------        -----------                ---------------        --------


1                   99          Computational Materials           6




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